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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2003

INTERACTIVECORP
(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(212) 314-7300

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

        Erik Blachford, President and CEO of IAC Travel, today announced that Cheryl Rosner, currently senior vice president of marketing at Hotels.com, will succeed Bob Diener as president of Hotels.com, effective January 1, 2004. Ms. Rosner will report to Erik Blachford. Dave Litman, CEO of Hotels.com, and Mr. Diener will be leaving their current Hotels.com positions at the end of the year and will become advisers to IAC Travel. IAC has agreed to move up the expiration of the contractual restriction on the ability of Mr. Litman and Mr. Diener to transfer their IAC shares from March 1, 2004 to November 11, 2003. They each beneficially own 8,531,952 IAC shares that are subject to such restriction. Mr. Litman and Mr. Diener will be bound by a 5-year non-compete.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERACTIVECORP
	By:	/s/ DARA KHOSROWSHAHI Name: Dara Khosrowshahi Title: Executive Vice President and Chief Financial Officer
Date: November 18, 2003

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES